Exhibit 10.7

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of November 22, 2005 by and STEN Acquisition Corporation, a Minnesota corporation (the “Purchaser”) and the undersigned shareholder (the “Company Shareholder”) of Site Equities International, Inc., a Nevada corporation (the “Company”).

RECITALS

A.                                   Concurrently with the execution of this Agreement, the Purchaser, the Company and Paycenters, LLC are entering into a loan and merger option agreement (the “Option Agreement”) which provides, inter alia, that the Purchaser shall have the option to acquire the Company by causing the Company to merge with the Purchaser after which time the Purchaser will continue as the surviving corporation and as a wholly-owned subsidiary of STEN Corporation, a Minnesota corporation (“STEN”).  If the Purchaser exercises the Merger Option (defined in the Option Agreement) and the Merger (defined in the Option Agreement) is thereafter consummated, shares of the Company’s common stock (“Common Stock”) will be converted into the right to receive shares of common stock of STEN on the basis described in the Option Agreement.

B.                                     The Company Shareholder is the holder of Shares as defined herein.

C.                                     As a material inducement to enter into the Option Agreement, the Purchaser desires the Company Shareholder to agree, and the Company Shareholder is willing to agree, to vote the Shares so as to facilitate consummation of the Merger in the event that the Merger Option (defined in the Option Agreement) is exercised.

D                                       Capitalized terms used but not defined herein shall have the meanings set forth in the Option Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions set forth herein, the parties hereto agree as follows:

1.                                       AGREEMENT TO VOTE SHARES

1.1                                 Definitions.  For the purposes of this Agreement:

(a)                                  Shares.  The term “Shares” means such number of shares of capital stock of the Company, including without limitation shares of the Company Common Stock, owned of record or beneficially by the Company Shareholder or over which the Company Shareholder may exercise voting power or control as of the execution by the Company Shareholder of this Agreement or as of the record date for of any meeting, consent or approval described in Section 1.2 hereof.

(b)                                 Transfer.  The Company Shareholder shall be deemed to have effected a “Transfer” of a security if the Company Shareholder directly or indirectly:  (i) sells, pledges, encumbers, transfers or disposes of, or grants an option with respect to, such security or any interest therein; or (ii) enters into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

(c)                                  Other.  For purposes of the definition of Shares, the terms “beneficial owner”, “beneficial ownership”, “affiliate” and “associate” shall have the meaning given such terms in the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

1.2                                 Agreement to Vote Shares.  The Company Shareholder hereby covenants and agrees that, prior to the termination of the Company’s Shareholders obligations under this Section 1.2 pursuant to Section 3 hereof, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, or in connection with any consent or approval of the shareholders of the Company, the Company Shareholder will appear at the meeting or otherwise cause the Shares or other voting rights of Company Shareholder to be counted as present thereat for purposes of establishing a quorum and:

(a)                                  in the event that the Merger Option is exercised in accordance with the terms of the Option Agreement, vote, consent or approve (or cause to be voted, consented or approved) in favor of any action or proposal relating to the approval and adoption of the Option Agreement, the Merger, any agreement and plan of merger relating to the Merger and the other actions contemplated by the Option Agreement and any actions required in furtherance thereof; and

(b)                                 vote against, withhold consent or approval for, or dissent from (or cause to be voted against, approval or consent to be withheld, or dissent) any action or proposal that would adversely effect the Purchaser’s rights and benefits under the Option Agreement; provided the Purchaser is not then in material breach any of its obligations thereunder.

By executing this Agreement, the Company Shareholder hereby revokes all proxies heretofore made by the Company Shareholder with respect to the subject matter contained herein.  The Company Shareholder further agrees not to enter into any agreement or understanding with any person, including any voting agreement or voting trust, the effect of which would be inconsistent with or violative of any provision contained in this Section 1.2.  Notwithstanding any other provision in this Agreement to the contrary, in no event shall this Agreement (i) be applicable to any vote of the shareholders of the Company pertaining to the election of directors of the Company or (ii) constitute an acknowledgement by the Purchaser that the execution and delivery by the Purchaser or the Company Shareholder results in, or will result in, the Purchaser acquiring beneficial ownership of any of the Shares.

1.3                                 Transfer and Other Restrictions.

(a)                                  Prior to the termination of the Company’s Shareholders obligations under this Section 1.3 pursuant to Section 3 hereof, the Company Shareholder agrees not to, directly or indirectly:

(i)                                     offer for sale, Transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, Transfer or other disposition of, any or all of the Shares or any interest therein;

(ii)                                  grant any proxy or power of attorney with respect to the Shares, deposit any of the Shares into a voting trust or enter into a voting agreement (other than this Agreement) or arrangement with respect to the Shares; provided, however, that Company Shareholder may grant a proxy which obligates the recipient of such proxy to vote the Shares consistent with the terms hereof (it being understood that the grant of such proxy does not relieve the Company Shareholder of his obligations under Section 1.2 hereof) or

(iii)                               take any other action that would make any representation or warranty of the Company Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Company Shareholder from performing his obligations under this Agreement.

(b)                                 To the extent the Company Shareholder is, as of the date hereof, party to a contract or agreement that requires the Company Shareholder to Transfer Shares to another person or entity, the Company Shareholder will not effect any such Transfer unless and until the transferee agrees to be bound by and executes an agreement in the form of this Agreement with respect to the Shares to be Transferred.  Nothing herein shall prohibit the Company Shareholder from exercising (in accordance with the terms of the option or warrant, as applicable) any option or warrant the Company Shareholder may hold; provided that the securities acquired upon such exercise shall be deemed subject to this Agreement.

1.4                                 Other Agreements

(a)                                  Upon the request of the Purchaser, the Company Shareholder agrees to notify promptly the Purchaser of the number of any additional Shares acquired by the Company Shareholder, if any, after the execution of this Agreement.

(b)                                 The Company Shareholder agrees not to solicit, initiate, consider, encourage or accept any other proposals or offers from any person or entity (i) relating to any acquisition or purchase of all or any portion of the Shares or assets of the Company other than in such fashion that does not lead to, or result in, the Company violating its obligations under the Option Agreement or the Company Shareholder violating his obligations under this Agreement, (ii) that contemplates or causes such person or entity entering into any business combination with the Company other than in such fashion that does not lead to, or result in, the Company violating its obligations under the Option Agreement or the Company Shareholder violating his obligations under this Agreement or (iii) that contemplates or causes such person or entity entering into any other extraordinary business transaction involving or otherwise relating to the Company other than in such fashion that does not lead to, or result in, the Company violating its obligations under the Option Agreement or the Company Shareholder violating his obligations under this Agreement.

2.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDER

2.1                                 The Company Shareholder is the record and beneficial owner of, or the Company Shareholder exercises voting power over, (a) the number of Shares indicated on the final page of this Agreement, which are free and clear of any Liens and (b) the options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind pursuant to which the Company Shareholder may acquire Shares as set forth on the final page of this Agreement.  Except as set forth on the final page of this Agreement, the Company Shareholder does not own of record, beneficially own or have any other rights, interests, rights to control or vote, or direct the control or voting of, any Shares as of the date of this Agreement.

2.2                                 The Company Shareholder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company Shareholder and the consummation by the Company Shareholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action of the Company Shareholder.  This Agreement has been duly executed and delivered by the Company Shareholder and constitutes a valid and binding obligation of the Company Shareholder, enforceable against the Company Shareholder in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights, and (ii) for the limitations imposed by general principles of equity.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation which would result in the creation of any Lien upon any of the Shares owned by the Company Shareholder or any Shares as to which the Company Shareholder has any rights, under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Company Shareholder or any Shares owned by the Company Shareholder.  The execution and delivery of this Agreement by the Company Shareholder do not, and the performance of this Agreement by the Company Shareholder will not, require any written, oral or other agreement, contract or legally binding commitment of any third party.  If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

3.                                       TERMINATION OF OBLIGATIONS

The obligations of the Company Shareholder pursuant to Sections 1.2 and 1.3 hereof shall terminate upon the earliest of (i) the Merger Effective Date (as defined in the Option Agreement), or (ii) the date of the termination of the Option Agreement.  In addition, the

Purchaser may terminate this Agreement in its entirety by providing written notice of such termination to the Company Shareholder, and such termination shall be effective immediately upon delivery of such notice.

4.                                       MISCELLANEOUS

4.1                                 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

4.2                                 Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.  Any purported assignment in violation of this Section 4.2 shall be void.

4.3                                 Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

4.4                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given upon delivery either by commercial delivery service, or sent via facsimile (receipt confirmed), to the parties at the following address or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

If to the Purchaser: STEN Acquisition Corporation 10275 Minnetonka Boulevard, Suite 310 Wayzata, MN 55305 Attention: Kenneth W. Brimmer,	with a copy to: Lindquist & Vennum P.L.L.P. 4200 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402
Chief Executive Officer	Attention: Girard P. Miller
Facsimile: 952-545-2795	Facsimile: 612-371-3207

If to the Company Shareholder, to the address for notice set forth on the last page hereof.

Any party hereto may by notice so given provide and change its address for future notices hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

4.5                                 Governing Law; Disputes.  This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Minnesota.  In the event there is any dispute between the parties hereto over the number of the Shares owned of record or beneficially by the Company Shareholder or over which the Company Shareholder exercises voting power as of the execution by the Company Shareholder of this Agreement and all additional Shares (including without limitation all additional shares of the Company Common Stock) of which the Company Shareholder acquires ownership or voting power after the time that the Company Shareholder executes this Agreement that are included in the definition Shares, the determination of such dispute shall be determined be a court of competent jurisdiction.

4.6                                 Entire Agreement.  This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

4.7                                 Counterparts.  This Agreement may be executed in facsimile and in or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.8                                 Captions.  The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

4.9                                 Judicial Proceedings. Any judicial proceeding with respect to this Agreement shall be brought solely any federal or state court of competent jurisdiction located in Hennepin County in the State of Minnesota.  By execution and delivery of each this Agreement each party: (i) accepts the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens.  All parties acknowledge that they participated in the negotiation and drafting of this Agreement with the assistance of counsel and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

4.10                           Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first above written.

STEN ACQUISITION CORPORATION

By:
Name:
Title:

THE COMPANY SHAREHOLDER:

Signature:

Printed Name:

[Executed by each of Kenneth Antos, Mark Hill and Arthur Petrie]

The Company Shareholder’s Address for Notice:

Shares Beneficially Owned by the Company Shareholder: *

Warrants, Options or other rights to acquire Shares (number of Shares)

*The number of Shares shall be determined in accordance with Section 1.1(a) hereof.